EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Minister of Finance, being the Minister Responsible for Public Finances of Hungary, by his execution hereof, does hereby constitute and appoint Zoltán Kurali, Chief Executive Officer of Government Debt Management Agency Private Company Limited by Shares of Hungary acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and deliver Hungary’s Annual Report on Form 18-K for the fiscal year ended December 31, 2020, exhibits thereto (including Exhibit C under the cover of Form SE) and any amendment thereto, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: September 9, 2021	By:	/s/ Mihály Varga
Name: Mihály Varga
Title: Minister of Finance